M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey—October 25, 2012—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2012.

Recent highlights include:

-	Reported funds from operations of $0.65 per diluted share;

-	Reported net income of $0.16 per diluted share;

-	Acquired real estate interests and development and management businesses of Roseland Partners, L.L.C.; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2012 amounted to $65.0 million, or $0.65 per share.  For the nine months ended September 30, 2012, FFO available to common shareholders equaled $201.6 million, or $2.01 per share.

Net income available to common shareholders for the third quarter 2012 equaled $14.3 million, or $0.16 per share.  For the nine months ended September 30, 2012, net income available to common shareholders amounted to $50.1 million, or $0.57 per share.

Total revenues for the third quarter 2012 were $173.2 million.  For the nine months ended September 30, 2012, total revenues amounted to $534.7 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,821,885 shares of common stock, and 12,177,122 common operating partnership units outstanding as of September 30, 2012. The Company had a total of 99,999,007 common shares/common units outstanding at September 30, 2012.

As of September 30, 2012, the Company had total indebtedness of approximately $2.0 billion, with a weighted average annual interest rate of 6.19 percent.

The Company had a debt-to-undepreciated assets ratio of 34.4 percent at September 30, 2012.  The Company had an interest coverage ratio of 3.1 times for the quarter ended September 30, 2012.

In July, the Company entered into a ground lease with Wegmans Food Markets, Inc. at its undeveloped site in Hanover Township, New Jersey.  Subject to receiving all necessary governmental approvals, Wegmans intends to construct a store of approximately 140,000 square feet on a finished pad to be delivered by the Company in the first quarter of 2014.  The Company expects to incur costs of approximately $12.1 million for the construction of the finished pad (of which the Company has incurred $0.5 million through September 30, 2012).

Mitchell E. Hersh, president and chief executive officer, commented, “While overall market activity continues to be sluggish we are pleased that we’ve successfully completed lease transactions for 932,990 square feet and have maintained a healthy occupancy rate of 87.5 percent within our portfolio. And, as we enter the fourth quarter, we are poised to capitalize on the many opportunities for growth resulting from our recent acquisition of Roseland Partners – one that marks a fundamental step in a strategic diversification where multi-family residential is a key component of our growth strategy.”

ROSELAND TRANSACTION

In October, the Company acquired the real estate development and management businesses of Roseland Partners, L.L.C., a premier multi-family residential community developer and operator in the Northeast, and Roseland’s interests in six operating multi-family properties totaling 1,769 apartments, one condo-residential property totaling four units and four commercial properties totaling approximately 212,000 square feet, 13 in-process development projects, which include nine multi-family properties totaling 2,149 apartments, two garages totaling 1,591 parking spaces and two retail properties totaling approximately 35,400 square feet, and interests or options in land parcels which may support approximately 5,980 apartments, approximately 736,000 square feet of commercial space, and a 321-key hotel.  The locations of the properties extend from New Jersey to Massachusetts.  The majority of the properties are located in New Jersey, in particular, at its flagship development at Port Imperial in Weehawken and West New York, in addition to the Jersey City Waterfront and other urban in-fill and transit-oriented locations.

The Roseland business and real property interests were acquired for aggregate consideration of up to $134.6 million, subject to adjustment, consisting of $115.0 million in cash and approximately $4.0 million of assumed debt at closing and an additional earn-out of up to $15.6 million in cash over the next three years, under certain conditions.  During the three-year earn-out period, each of Roseland’s principals, Marshall Tycher, Brad Klatt and Carl Goldberg, will serve as co-presidents of Roseland Management Services, L.P., a newly formed wholly owned subsidiary of Mack-Cali, pursuant to employment agreements executed at closing. Mitchell E. Hersh, President and Chief Executive Officer of Mack-Cali Realty Corporation, also assumed the role of Chairman and Chief Executive of Roseland Management Services, L.P.

The transaction was financed through a combination of cash on hand and borrowings under the Company’s $600 million unsecured revolving credit facility.

EQUITY ACTIVITY

In September, the Company’s Board of Directors authorized a share repurchase program under which the Company may purchase up to $150 million of the Company’s outstanding Common Stock.  Purchases may be made from time to time in open market transactions or through privately negotiated transactions.

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the third quarter 2012, which was paid on October 12, 2012 to shareholders of record as of October 3, 2012.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 87.5 percent leased at September 30, 2012, as compared to 87.6 percent leased at June 30, 2012.

For the quarter ended September 30, 2012, the Company executed 121 leases at its consolidated in-service portfolio totaling 932,990 square feet, consisting of 511,963 square feet of office space, 343,824 square feet of office/flex space and 77,203 square feet of industrial/warehouse space.  Of these totals, 373,177 square feet were for new leases and 559,813 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
NICE Systems Inc., a provider of software solutions, signed a new lease for 34,416 square feet at Mack-Cali Centre VI, 461 From Road in Paramus.  The 253,554 square-foot office building is 40.8 percent leased.

-
DSM Services USA, Inc., a life sciences and materials company, signed a new lease for 31,899 square feet at 8 Campus Drive in Parsippany.  The 215,265 square-foot office building, located in Mack-Cali Business Campus, is 48.0 percent leased.

-
ORBCOMM Inc., a global satellite data communications company, signed a new lease for 31,159 square feet at Mack-Cali Centre V, 395 W. Passaic Street in Rochelle Park.  The 100,589 square-foot office building is 65.3 percent leased.

-
MCI Communications Services, Inc., a global telecommunications company, signed a renewal for 20,698 square feet at 101 Hudson Street in Jersey City.  The 1,246,283 square-foot office building is 89.0 percent leased.

-
ProSight Specialty Insurance, an insurance holding company, signed a lease expanding their current space by 16,721 square feet at 412 Mt. Kemble Avenue in Morris Township.  The 475,100 square-foot office building is 67.9 percent leased.

-
Manfrotto Distribution, Inc., an importer and distributor of imaging-related products, signed a new lease for 16,009 square feet at 10 Mountainview Road in Upper Saddle River.  The 192,000 square-foot office building is 82.4 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-	United Parcel Service, Inc. signed a renewal for the entire 77,200 square-foot 3 Warehouse Lane in Elmsford. The industrial/warehouse building is located in Elmsford Distribution Center.

-
CSC Holdings, Inc., the parent company of Cablevision Systems, a global telecommunications and media company, signed a renewal for 38,900 square feet at 6 Executive Plaza in Yonkers.  The 80,000 square-foot office/flex building, located in South Westchester Executive Park, is 100 percent leased.

-	The Artina Group, Inc., a manufacturer of software compatible forms for business printing, signed a relocation and extension of 19,250 square feet at 250 Clearbrook Road in Elmsford.

-
Also at 250 Clearbrook Road, General Phosphorix LLC, a distributor of novel beverages, signed transactions totaling 18,250 square feet representing a 15,350 square-foot renewal and a 2,900 square-foot expansion. The 155,000 square-foot office/flex building, located in Cross Westchester Executive Park, is 94.5 percent leased.

-
Phoenix Fitness Ventures, Inc. dba Court Sports, a fitness health club, signed a new lease for 17,863 square feet at 150 Clearbrook Road in Elmsford.  The 74,900 square-foot office/flex building, located in Cross Westchester Executive Park, is 99.3 percent leased.

CONNECTICUT:
-	FedEx Ground Package System, Inc. signed a lease extension for the entire 66,000 square feet at 600 West Avenue in Stamford Executive Park in Stamford.

SUBURBAN PHILADELPHIA:
-
Cort Business Services Corp., a Berkshire Hathaway Inc. company and a provider of furniture rental and services, signed a renewal for 46,880 square feet at 31 Twosome Drive in Moorestown, NJ.  The 84,200 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

Additionally, RGN, a subsidiary of HQ Global Workplaces, LLC, signed new leases totaling 110,242 square feet at the following locations:
-	13,503 square feet at 999 Riverview Drive in Totowa, NJ. The 56,066 square-foot office building, located at Mack-Cali Commercenter, is 89.2 percent leased.
-	16,332 square feet at 233 Mount Airy Road in Basking Ridge, NJ. The 66,000 square-foot office building is 24.7 percent leased.
-	15,512 square feet at 30 Knightsbridge Road in Piscataway, NJ. 30 Knightsbridge Road is a four-building office complex totaling 680,350 square feet and is 91.0 percent leased.
-	12,370 square feet at Mack-Cali Woodbridge at 581 Main Street in Woodbridge, NJ. The 200,000 square-foot office building is 99.3 percent leased.
-	9,797 square feet at 20 Commerce Drive in Cranford, NJ. The 176,600 square-foot office building, located in Cranford Business Park, is 99.4 percent leased.
-	14,811 square feet at 7 Skyline Drive in Hawthorne, NY. The 109,000 square-foot office building, located in Mid-Westchester Executive Park, is 82.0 percent leased.
-	14,112 square feet at Five Sentry Park West in Blue Bell, PA. The 38,400 square-foot office building is 68.3 percent leased.
-	13,805 square feet at 400 Rella Boulevard in Suffern, NY. The 180,000 square-foot office building is 93.6 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2012 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.12.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2012 and 2013, as follows:

	Full Year	Full Year
	2012 Range	2013 Range
Net income available to common shareholders	$0.69 - $0.73	$0.32 - $0.52
Add: Real estate-related depreciation and amortization	1.96	2.08
Deduct: Realized (gains) losses and unrealized losses on disposition of rental properties, net	(0.02)	--
Funds from operations available to common shareholders	$2.63 - $2.67	$2.40 - $2.60

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 25, 2012 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4840418

The live conference call is also accessible by calling (719) 457-2627 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 25, 2012 through November 1, 2012.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 5714760.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2012 Form 10-Q:
http://www.mack-cali.com/file-uploads/3rd.quarter.10q.12.pdf

Third Quarter 2012 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.12.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.    FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 281 properties consisting of 275 predominantly office and office/flex properties totaling approximately 31.9 million square feet and six multi-family rental properties containing over 1,700 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential customers.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Revenues	2012	2011	2012	2011
Base rents	$146,424	$148,268	$443,709	$443,971
Escalations and recoveries from tenants	21,925	21,323	62,862	72,251
Construction services	1,169	2,359	9,235	8,984
Real estate services	1,285	1,353	3,606	3,737
Other income	2,409	2,134	15,242	9,875
Total revenues	173,212	175,437	534,654	538,818

Expenses
Real estate taxes	22,258	14,261	70,061	63,189
Utilities	17,859	19,845	48,405	56,244
Operating services	27,643	27,604	82,092	86,217
Direct construction costs	979	2,290	8,594	8,656
General and administrative	12,638	8,675	35,343	26,507
Depreciation and amortization	47,829	48,082	143,642	143,635
Total expenses	129,206	120,757	388,137	384,448
Operating income	44,006	54,680	146,517	154,370

Other (Expense) Income
Interest expense	(30,510)	(31,041)	(92,784)	(92,849)
Interest and other investment income	7	9	27	29
Equity in earnings (loss) of unconsolidated joint ventures	2,418	539	4,751	1,174
Loss from early extinguishment of debt	--	--	(4,415)	--
Total other (expense) income	(28,085)	(30,493)	(92,421)	(91,646)
Income from continuing operations	15,921	24,187	54,096	62,724
Discontinued Operations:
Income (loss) from discontinued operations	243	(104)	368	225
Realized gains (losses) and unrealized losses on disposition of rental property, net	12	--	2,390	--
Total discontinued operations, net	255	(104)	2,758	225
Net income	16,176	24,083	56,854	62,949
Noncontrolling interest in consolidated joint ventures	85	96	256	308
Noncontrolling interest in Operating Partnership	(1,949)	(3,028)	(6,624)	(8,001)
Noncontrolling interest in discontinued operations	(31)	13	(337)	(30)
Preferred stock dividends	--	(664)	--	(1,664)
Net income available to common shareholders	$14,281	$20,500	$50,149	$53,562

PER SHARE DATA:

Basic earnings per common share	$0.16	$0.24	$0.57	$0.63

Diluted earnings per common share	$0.16	$0.24	$0.57	$0.62

Basic weighted average shares outstanding	87,826	87,019	87,814	85,649

Diluted weighted average shares outstanding	100,075	99,917	100,071	98,631

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income available to common shareholders	$14,281	$20,500	$50,149	$53,562
Add: Noncontrolling interest in Operating Partnership	1,949	3,028	6,624	8,001
Noncontrolling interest in discontinued operations	31	(13)	337	30
Real estate-related depreciation and amortization on continuing operations (1)	48,750	49,018	146,405	146,508
Real estate-related depreciation and amortization on discontinued operations	13	416	441	1,279
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property, net	(12)	--	(2,390)	--
Funds from operations available to common shareholders (2)	$65,012	$72,949	$201,566	$209,380

Diluted weighted average shares/units outstanding (3)	100,075	99,917	100,071	98,631

Funds from operations per share/unit – diluted	$0.65	$0.73	$2.01	$2.12

Dividends declared per common share	$0.45	$0.45	$1.35	$1.35

Dividend payout ratio:
Funds from operations-diluted	69.27%	61.64%	67.02%	63.59%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$9,040	$6,847	$19,361	$15,105
Tenant improvements and leasing commissions (4)	$15,107	$12,225	$36,202	$31,667
Straight-line rent adjustments (5)	$1,733	$2,098	$4,913	$6,889
Amortization of (above)/below market lease intangibles, net	$335	$393	$1,040	$950

(1)
Includes the Company’s share from unconsolidated joint ventures of $974 and $1,047 for the quarters ended September 30, 2012 and 2011, respectively, and $2,963 and $3,215 for the nine months ended September 30, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,177 and 12,799 shares for the quarters ended September 30, 2012 and 2011, respectively, and 12,184 and 12,863 for the nine months ended September 30, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $17 and $45 for the quarters ended September 30, 2012 and 2011, respectively, and $50 and $154 for the nine months ended September 30, 2012 and 2011, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
 (amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income available to common shareholders	$0.16	$0.24	$0.57	$0.62
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.49	1.46	1.49
Real estate –related depreciation and amortization on discontinued operations	--	--	--	0.01
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property, net	--	--	(0.02)	--
Funds from operations available to common shareholders (2)	$0.65	$0.73	$2.01	$2.12

Diluted weighted average shares/units outstanding (3)	100,075	99,917	100,071	98,631

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarters ended September 30, 2012 and 2011, respectively, and $0.03 and $0.03 for the nine months ended September 30, 2012 and 2011, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,177 and 12,799 shares for the quarters ended September 30, 2012 and 2011, respectively, and 12,184 and 12,863 for the nine months ended September 30, 2012 and 2011, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2012	2011
Assets
Rental property
Land and leasehold interests	$765,742	$773,026
Buildings and improvements	3,995,933	4,001,943
Tenant improvements	483,955	500,336
Furniture, fixtures and equipment	2,994	4,465
	5,248,624	5,279,770
Less - accumulated deprec. & amort.	(1,455,420)	(1,409,163)
	3,793,204	3,870,607
Rental property held for sale, net	18,404	--
Net investment in rental property	3,811,608	3,870,607
Cash and cash equivalents	21,543	20,496
Investments in unconsolidated joint ventures	65,559	32,015
Unbilled rents receivable, net	136,689	134,301
Deferred charges and other assets, net	206,434	210,470
Restricted cash	19,717	20,716
Accounts receivable, net	8,023	7,154

Total assets	$4,269,573	$4,295,759

Liabilities and Equity
Senior unsecured notes	$1,198,314	$1,119,267
Revolving credit facility	67,000	55,500
Mortgages, loans payable and other obligations	704,940	739,448
Dividends and distributions payable	45,000	44,999
Accounts payable, accrued expenses and other liabilities	106,377	100,480
Rents received in advance and security deposits	50,546	53,019
Accrued interest payable	19,168	29,046
Total liabilities	2,191,345	2,141,759
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,821,885 and 87,799,479 shares outstanding	878	878
Additional paid-in capital	2,538,729	2,536,184
Dividends in excess of net earnings	(715,903)	(647,498)
Total Mack-Cali Realty Corporation stockholders’ equity	1,823,704	1,889,564

Noncontrolling interests in subsidiaries:
Operating Partnership	252,869	262,499
Consolidated joint ventures	1,655	1,937
Total noncontrolling interests in subsidiaries	254,524	264,436

Total equity	2,078,228	2,154,000

Total liabilities and equity	$4,269,573	$4,295,759